AGREEMENT

     This Agreement ("Agreement") is entered into the 19th day of August, 2004,
                                                      ----        ------
("Effective Date") by and among the NATIONAL RIFLE ASSOCIATION OF AMERICA (the "NRA"), a New York not-for-profit corporation, with offices at 11250 Waples Mill Road, Fairfax, Virginia 22030; and Sequiam Corporation ("SEQUIAM"), a Florida corporation having its principal office at 300 Sunport Lane, Orlando, FL 32809.

     WHEREAS, NRA is a membership organization, which among other things, contracts with third parties for the provision of Affinity Programs and benefits to its members; and,

     WHEREAS, SEQUIAM is a diversified technology company with experience in the development of a travel industry integrated reservation and ticketing engine website which provides consumers with a one stop internet portal for most travel reservations at the lowest published price at any point in time and,

     WHEREAS, NRA desires to make a web based travel affinity program available to its members and SEQUIAM is in the business of and desires to create, design, operate and manage a travel affinity program for NRA members and potential members.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, NRA and SEQUIAM agree as follows:

1.   DEFINITIONS

When used in this Agreement:
----------------------------

(a) "Affiliate" means any entity that controls, is controlled by, or is under common control with SEQUIAM or NRA, as the case may be.

(b)  "Agreement" means this agreement.

(c) "Applicable Law" means any requirement of law, rule, regulation, policy statement, or regulatory bulletin enacted, promulgated or issued by any government entity, including judicial bodies, whether federal, state, or local, in each case to the extent applicable to or binding upon either of the parties to this Agreement.

(d) "Site" means the private labeled "Book-it-Rover" website, a travel industry integrated reservation and ticketing engine website which provides consumers with a one stop internet portal for most travel reservations at the lowest published price at any point in time, customized for NRA.

(e)  "Customer" means any customer with respect to the Site.

(f)  "Customer List" means the list of Customers.

(g) "Member" means a current member in good standing of the National Rifle Association of America.

(h)  "Minimum Royalties" shall have the meaning set forth in Schedule A.

(i) "Trademarks" means any design, image, visual representation, logo, service mark, trade dress, trade name, trademark or any other identifying symbol or symbols or words, owned, used or acquired by NRA.

The list of terms defined in this section is not exhaustive and additional terms may be defined in the text of the Agreement, hereinafter below.


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
2.   RIGHTS AND RESPONSIBILITIES OF THE NRA

     (a) During the term of this Agreement, the NRA shall not endorse or enter into any agreement with any purely web-based travel entity, other than SEQUIAM or its Affiliates, whether made directly or indirectly, pursuant to which any trademark, logo or the name of the NRA is sold or licensed to be used in conjunction with marketing web-based travel reservations and ticketing; however, the prohibition in this subsection is not intended to include and does not include the NRA's current corporate travel agency or other programs NRA is currently involved in at the time of the execution of this agreement.

     (b) The NRA represents and warrants that it is the owner of the Trademark and design "National Rifle Association of America," which is registered with the U.S. Patent and Trademark Office (the "PTO"), (#516,347), and the owner of the Service Mark "National Rifle Association of America," which is registered with the PTO, (#1,680,653) (the "Licensed Marks"). NRA grants SEQUIAM a non exclusive, non-transferable (except as permitted by Section 11(a) below) limited license, during the term of this Agreement, to use the Licensed Marks with the Program, subject to NRA approval of such materials as provided herein. In the event of any change in Trademarks, the NRA shall bear the expense of and promptly reimburse SEQUIAM for any additional expenses SEQUIAM incurs in connection with changes the Licensed Marks, The NRA agrees to use its best efforts to reference the Program in places where it communicates NRA membership benefits to its members.

     (c) NRA shall have the right to include messages on any website subject to this agreement. All such messages shall conform to the standard requirements set by SEQUIAM, all costs of producing such messages shall be the responsibility of the NRA. There shall be no cost to NRA for placement of messages on the Site.

     (d) The NRA may make use of SEQUIAM's trademarks, service marks or other identifying symbols in connection with communications to Members and others regarding the Program as provided in this Agreement. The NRA agrees that in any mass communication with its membership or others regarding the Program, the NRA shall obtain the prior approval of SEQUIAM of such communication materials. The NRA further agrees to use its best efforts to ensure that individual communications between the NRA and its members or others shall be accurate and in accordance with the latest information and trademark usage policies sent to the NRA by SEQUIAM regarding the Program.

3.   RIGHTS AND RESPONSIBILITIES OF SEQUIAM.

     (a) SEQUIAM shall create, design, operate and manage the Program. The NRA shall not be responsible for any costs of or relating to the creation, design, operation or management of the Program. SEQUIAM shall oversee the design and production of all advertising, solicitation and promotional materials with regard to the Program and, to the extent required by Section 2(e), shall submit all such materials for approval or review.

     (b)  Throughout the term of this Agreement, SEQUIAM shall operate, seven
     (7) days a week and twenty four (24) hours a day, a dedicated and exclusive toll-free telephone number (which may be operator and/or VRU answered) and a mailing address (collectively, the "Inquiry Address") at which NRA members will be able to contact SEQUIAM regarding the services offered under this program.

     (c) Terms and enhancements for the Site covered by this Agreement will be established by SEQUIAM and are subject to change from time to time and must be approved by NRA, which approval shall not be unreasonably withheld.

     (d) SEQUIAM shall provide the NRA with such information concerning the terms and conditions of the travel offerings being offered on the Site in the Program, SEQUIAM shall provide


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
     this information: (i) promptly upon the execution of this Agreement, (ii) from time to time thereafter, promptly upon any material change in the terms and conditions of the travel offerings on the Site, and (iii) upon the NRA's request.

     (e) On a quarterly basis and without charge to the NRA, subject to compliance with Applicable Laws, SEQUIAM agrees to provide the NRA with the Customer List (which list shall include the names and addresses and telephone numbers of all Customers on an electronic format reasonably acceptable to the NRA).

     (f) Subject to compliance with Applicable Law, on a monthly basis, SEQUIAM will provide to the NRA such data and reports relating to the Program, including, but not limited to, financial, marketing and statistical performance of the Program, Customer complaints, and other pertinent information, as the NRA may reasonably request and as consistent with SEQUIAM's current reporting capabilities.

     (g) SEQUIAM shall cooperate with the NRA's efforts to comply with the regulations and statutes pertaining to Unrelated Business Income for tax-exempt organizations, the NRA's intent being to prevent the imposition of such tax as a result of the manner of implementation of this Program.

     (h) SEQUIAM agrees to provide the NRA annually with a copy of its audited financial statements.

4.   INDEMNIFICATION

     (a)  By SEQUIAM. SEQUIAM shall indemnify, defend and hold harmless the NRA,
          -----------
     its directors, officers, agents, servants and employees (collectively, the "NRA Parties", and each, an "NRA Party") from and against, and shall reimburse each NRA Party for, every claim, demand, proceeding and suit, and from every liability, damage, cost, charge, expense (including reasonable attorneys fees, court costs and settlement costs) and loss (each such amount referred to in this Section 4 as a "Loss", and collectively, "Losses") imposed on or incurred by the NRA or any NRA Party and arising out of or resulting from: (i) any breach by SEQUIAM of any representation, warranty or covenant of SEQUIAM contained in this Agreement, (ii) any third party claim arising out of or related to the Site; the Program; any misrepresentations to any Customer or prospective Customer, or any other party, by SEQUIAM or any of its contractors, subcontractors or agents; any activity, work or other thing done, permitted or suffered by SEQUIAM or any of its contractors, subcontractors or agents; negligence of SEQUIAM or of any agent, servant, employee, contractor or subcontractor of SEQUIAM; or any other acts or omissions or alleged acts or omissions of SEQUIAM, its officers, directors, employees, contractors, subcontractors and agents with respect to the Program; except for any third party claim arising out or resulting from the NRA's willful misconduct or negligence; (iii) any claims of infringement of copyright, trademark, trade secret or other proprietary rights, except for any claims related to the Licensed Marks; or (iv) the violation by SEQUIAM of any Applicable Law in its operation of the Program,

     (b)  By NRA. NRA shall indemnify, defend and hold harmless SEQUIAM, its
          ------
     directors, officers, agents, servants and employees (collectively, the "SEQUIAM Parties", and each, a "SEQUIAM Party") from and against, and shall reimburse each SEQUIAM Party for, every claim, demand, proceeding and suit, and from every liability, damage, cost, charge, expense (including reasonable attorneys fees, court costs and settlement costs) and loss (each such amount referred to in this Section 4 as a "Loss", and collectively, "Losses") imposed on or incurred by SEQUIAM or any SEQUIAM Party and arising out of or resulting from any claims of infringement of copyright, trademark, trade secret or other proprietary rights arising out of the use by SEQUIAM of the Licensed Marks except for any claim arising out of or resulting from the SEQUIAM's negligence.

     (c)  Notice. In the event any claim is made or any suit or action is
          -------
     commenced which may give
     rise to a right of indemnification of a party hereunder ("Indemnified Party") by the other party ("Indemnifying Party"), the Indemnified Party will give notice to the Indemnifying Party as promptly as practicable, but, in the case of a lawsuit, in sufficient time to permit the Indemnifying Party to file a timely answer to the complaint. The Indemnified Party shall reasonably cooperate with and assist (as requested) the Indemnifying Party and its counsel in the defense of such action or claim and any reasonable expense associated with such cooperation or assistance shall be paid by the requesting party.

     (d)  Procedure. The Indemnifying Party shall pay for and also shall have
          ----------
     the right to assume and control the defense of any suit, claim or proceeding and shall reasonably defend such claim, suit or proceeding with diligence. In the event of an assumption of the defense by the Indemnifying Party, the Indemnified Party shall continue to have the right to employ its own counsel. Any costs or fees incurred by the Indemnified Party in connection with the employment of its own counsel after assumption of the defense by the Indemnifying Party, shall be at the expense of the Indemnified Party, unless Indemnifying Party reasonably concedes that there is a conflict of interest making it inappropriate for the same counsel to represent both parties in which case reasonable fees and expenses will be borne by the Indemnifying Party. Any counsel employed by the Indemnified Party shall reasonably cooperate with the defense effort put forth by the Indemnifying Party, however, if a conflict exists between the parties, no duty to cooperate shall exist.

     (e)  Survival. The obligations of this section shall survive the
          ---------
     cancellation, expiration or other termination of this Agreement for five years.

5.   ROYALTIES

In consideration for SEQUIAM's use of NRA Trademarks and NRA's endorsement of the Program as set forth in this Agreement, SEQUIAM shall pay to the NRA Royalties as provided in Schedule A hereto. During the term of this Agreement, SEQUIAM further agrees that NRA shall not experience a reduction in total travel program royalties, which currently averages $140,000 per annum. Should NRA's combined total royalties from the SEQUIAM program and the existing programs fall below $140,000 in any calendar year, SEQUIAM agrees to pay NRA the difference. Royalties shall be paid quarterly on the 15th of the month following the end of each calendar quarter.

6.   RECORDS

SEQUIAM shall keep accurate books of account and records at its principal address covering all transactions relating to the license herein granted. NRA shall have the right, at all reasonable times, to examine such books of account and records and all other documents and material in SEQUIAM's possession or under its control with respect to the subject matter and terms of this Agreement, and shall have free and full access for the purpose of making copies and extracts there from. SEQUIAM agrees that the books of account and records it maintains shall include, but not be limited to, information disclosing the number of and type of transactions made on the Site and the commissions/fees paid pursuant to these transactions and said information shall be subject to NRA's aforementioned inspection and copying rights. All such books of account and records shall be kept available for at least seven (7) years after the termination or expiration of this Agreement.

Upon demand by NRA, but not more than once in any twelve (12) month period, SEQUIAM shall, at its own expense, furnish to NRA a detailed statement, by SEQUIAM's Chief Financial Officer (or an independent certified public accountant if requested by NRA), showing the number and description of Licensed Product sold by SEQUIAM up to the date of NRA's demand. If such independent audit shall reveal a deficiency of Royalty Payments due, SEQUIAM shall make payment within ten (10) days of receipt of notice from NRA of any deficiency plus interest at the current Prime Rate plus 2% as quoted by The Wall Street Journal as of the date the payment was due for the period of such deficiency.

7.   CONFIDENTIALITY

     (a)  Confidential Information, During the term of this Agreement and after
          -------------------------
     its expiration or termination, all materials and information supplied by one party to the other party in the course of the negotiation of this Agreement and in the course of each party's performance of its obligations hereunder, including but not limited to, information concerning a party's marketing plans, technological developments, the Mailing Lists, the Customer List and each party's financial results and the terms of this Agreement are confidential and proprietary to the disclosing party ("Confidential Information"). Except as otherwise provided in this Section 7, Confidential Information shall not include any information that: (i) was known to the receiving party at the time of disclosure or developed independently by such party without violating the terms herein; (ii) is in the public domain at the time of disclosure or enters the public domain following disclosure through no fault of the receiving party; or (iii) is disclosed to the receiving party by a third party that is not prohibited by law or agreement from disclosing the same.

     (b)  Protection of Confidential Information.
          ---------------------------------------

          (1) Permissible Uses, Confidential Information shall be used by each party solely in the performance of its obligations pursuant to this Agreement. Each party shall receive Confidential Information in confidence and not disclose Confidential Information to any third party, except as (i) agreed upon in writing by the other party; (ii) is otherwise authorized in this Agreement, (iii) may be required in connection with regulatory examinations; (iv) may be otherwise required by law, regulation, valid subpoena, court order, or by any rule or requirement of a court of competent jurisdiction, provided that in the case of clause (iv) prior notice of such disclosure has been given to the party which furnished such information, when legally permissible, and that such other party which is required to make the disclosure shall provide sufficient notice to permit the party which furnished such information to take legal action to prevent the disclosure, at such party's own expense; or (v) to agents, consultants, contractors and subcontractors that are assisting the party in performing this Agreement (which, in the case of SEQUIAM, includes, but is not limited to servicing the Accounts). Each party shall take all reasonable steps to safeguard Confidential Information which is disclosed to it so as to ensure that no unauthorized person, including subsidiaries or Affiliates of a party (unless they qualify as agents, consultants, contractors or subcontractors), shall have access to any Confidential Information. Each party shall, among other safeguards which it may consider necessary or appropriate, require its agents, consultants, contractors and subcontractors, prior to having access to Confidential Information, to enter into an appropriate written confidentiality agreement containing such terms as are necessary to satisfy its obligations herein. Each party shall have the right of subrogation regarding any cause of action affecting its Confidential Information under such confidentiality agreements. Each party shall promptly report to the other party any unauthorized disclosure or use of any Confidential Information of that party of which it becomes aware.

          (2) Termination. Upon request or upon the expiration or termination of this Agreement, each party shall return to the other party or destroy (and provide an appropriate written destruction certificate) all Confidential Information in its possession or control. No disclosure by a party hereto of Confidential Information of such party to the other party shall constitute a grant to the other party of any interest or right whatsoever in such Confidential Information, which shall remain the sole property of the disclosing party. Nothing contained herein shall limit a party's rights to use its own Confidential Information in any manner whatsoever.

     (c)  Confidentiality of Customer Lists.

     Customer List. Except as set forth below, during the term hereof and after
     --------------
     the termination of this Agreement, except upon mutual agreement, each party may use the Customer List solely for the purposes and uses expressly permitted in this Agreement, including but not limited to the operation of the Program.

     (d) Survival. The terms of this Article 7 shall survive the termination of this Agreement for five (5) years, except for Section 7 (c) hereof which shall survive indefinitely.

8.   TERM OF AGREEMENT

Except as provided in Section 10, the term of this Agreement will be three (3) years ("Initial Term"), beginning on the Effective Date. Thereafter, each party must give 90 days notice of their intent to renew and the intent must be accepted within 60 days of end of the initial term or any term thereafter.

9.   CONTROLLING LAWS.

     (a) This Agreement and any disputes arising hereunder shall be governed by and construed under the laws of the Commonwealth of Virginia or, if applicable, under federal laws.

     (b) Any action or legal proceeding arising under or in any way relating to this Agreement or the breach thereof shall be brought exclusively in a court situated in the County of Fairfax or the City of Alexandria or the County of Prince William, in the Commonwealth of Virginia. The parties hereto hereby subject themselves and consent to the personal jurisdiction over them by such courts and agree that jurisdiction and venue for any proceeding hereunder shall lie exclusively with such courts. Either party may remove any action filed in state court to a federal court in the Commonwealth of Virginia if there is federal subject matter or diversity jurisdiction.

SEQUIAM consents and agrees that all legal proceedings relating to the subject matter of this Agreement shall be maintained exclusively in a court of original jurisdiction for federal courts sitting within the Commonwealth of Virginia, unless no federal district court or federal court of appeals at that time exists in the Commonwealth of Virginia, without prejudice to the right of either party to take an appropriate appeal there from, SEQUIAM hereby consents and agrees that jurisdiction and venue for such proceedings shall lie exclusively with such courts. SEQUIAM consents to the exercise of personal jurisdiction by such courts over SEQUIAM.

10.  TERMINATION

     (a) Without prejudice to any other rights NRA may have, NRA may terminate this Agreement, without liability, at any time:

          (i) If SEQUIAM fails to provide NRA with a business timeline outlining SEQUIAM's production and projected operational readiness of the website within thirty (30) days of the Effective Date;

          (ii) If within four months from the Effective Date, SEQUIAM shall not have delivered the operational Site contemplated in this agreement; or

          (iii) If SEQUIAM shall fail to make any payments due hereunder or to deliver any of the statements required hereunder, and if such default shall continue for a period of twenty (20) days after written notice of such default is sent by NRA to SEQUIAM; or

          (vi) If SEQUIAM shall be unable to pay its obligations when due, or shall make any assignment for the benefit of creditors, or shall file any petition under Chapter 11 of Title 11. United States Code, or shall file a voluntary petition in bankruptcy, or be adjudicated bankrupt or insolvent, or if any receiver is appointed for its business or property, or if any trustee in bankruptcy or insolvency shall be appointed for SEQUIAM; or

          (v) If a deliberate deficiency in reported Gross Sales occurs, or if any other deliberate misstatements are made in reports required or requested hereunder;


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
          (vi) If, in the opinion of NRA, the quality of the services offered to NRA members pursuant to this Agreement should become unacceptable, and SEQUIAM shall not have improved such quality within 15 days of notice from NRA.

          (vii) Anything herein to the contrary notwithstanding, should SEQUIAM on more than one occasion in any twelve (12) month period perform or fail to perform any act which gives NRA the right to terminate this Agreement, but due to NRA's failure to give timely notice the right of termination lapses, such second or successive act terminates this Agreement immediately, notice notwithstanding.Termination must be implemented in writing, by Certified or Registered mail

     (b) If SEQUIAM shall violate any of its other obligations under the terms of this Agreement, NRA shall have the right to terminate the license hereby granted upon thirty (30) days notice in writing and such notice of termination shall become effective unless SEQUIAM shall completely remedy the violation within the thirty (30) day period and satisfy NRA that such violation has been remedied.

     (c)  Effects of Termination. Upon the expiration or termination of this
          -----------------------
          Agreement:

          (1) SEQUIAM shall pay all royalties due to NRA that were accrued or earned prior to the termination date.

          (2) Unless otherwise directed by NRA, SEQUIAM shall disable and terminate the Site and otherwise render it unusable

          (3) SEQUIAM's duty to provide and maintain the accountings and records connected with the travel website shall survive the expiration or termination of this Agreement,

11.  MISCELLANEOUS

     (a)  Assignment. Except as provided in this Section 11(a), neither party to
     ----------------
     this Agreement may assign its rights, nor delegate its duties, under this Agreement without the express written consent of the other party. It is specifically acknowledged by the parties that the special expertise, market position and reputation of SEQUIAM were a substantial inducement to the NRA to enter into this Agreement. As an accommodation to SEQUIAM's corporate structure and environment, SEQUIAM may assign this Agreement to an affiliate which is a direct or indirect majority-owned subsidiary of SEQUIAM so long as any such assignment shall be revoked by its own terms should the Parent's ownership interest in the subsidiary diminish below majority control.

     (b)  Amendments or Modifications. Unless otherwise provided herein, this
     ---------------------------------
     Agreement shall not be amended except through a written instrument executed by both SEQUIAM and the NRA.

     (c)  Notices, Except as otherwise provided in this Agreement, notices
     -------------
     required to be given pursuant to this Agreement shall be deemed sufficiently given if sent by U.S. Mail, postage prepaid, overnight carrier, facsimile or hand delivered to the respective party at its address set forth below and shall be deemed effectively delivered upon receipt, or upon the date of delivery (or the date first presented for delivery, if delivery is declined or refused):

     If to the NRA:
     National Rifle Association of America
     Office of the Secretary
     11250 Waples Mill Road
     Fairfax, Virginia 22030

     with copies to:


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
     National Rifle Association of America
     Office of the Treasurer
     11250 Waples Mill Road
     Fairfax, Virginia 22030

     National Rifle Association of America
     Office of the General Counsel
     11250 Waples Mill Road
     Fairfax, Virginia 22030

     If to SEQUIAM:
     Sequiam Corporation
     300 Sunport Lane
     Orlando, FL 32809.

     Attn: President

Either party may, by notice provided in accordance with this Section 11, designate a different address for all future notices, and the address most recently delivered in accordance with this Section shall supersede all previous addresses.

     (d)  Waiver. No waiver of any provision of this Agreement shall be
     ------------
     effective unless contained in a writing executed by the party against whom enforcement of the waiver is sought. A waiver of any specific term hereof shall not be deemed to constitute a waiver of the same or any other term on any other occasion.

     (e)  Captions. The captions in this Agreement are for convenient reference
          ---------
     only and do not affect the provisions of this Agreement.

     (f)  Complete Agreement. This Agreement constitutes the full and complete
          -------------------
     understanding of the parties with respect to the subject matter hereof, and supersedes all prior understandings, written or oral, between the parties with respect thereto. The provisions of this Agreement supersede and replace any and all agreements or writings prior to the date of this Agreement, and all such agreements and writings shall immediately and without further action be and become null, void and of no further effect upon the date of this Agreement.

     (g)  Counterparts. This Agreement may be executed in separate counterparts
          -------------
     and, immediately upon the execution of any counterparts by both parties hereto, each such counterpart shall be deemed an original instrument but all such counterparts shall together constitute one and the same Agreement.

     (h)  Gender: Number, The terms "he", "him" and "his" are intended to be
          ---------------
     generic and genderless when used in this Agreement and are intended and deemed to include persons of all genders. Terms defined in the singular shall be deemed to include plurals, and terms defined in plurals shall be deemed to include the singular.

     (i)  independent Contractor. Nothing in this Agreement or in the
          -----------------------
     performance thereof shall be construed to create an employer-employee relationship, partnership, sales agency, dealership, joint venture or joint employer relationship between the NRA and SEQUIAM or between the NRA and any agent, servant, employee, contractor or subcontractor of SEQUIAM. The NRA and SEQUIAM are and shall remain independent contractors.

          (1) Neither party is authorized to accept any service of process or Customer communications for the other and neither party shall in any manner misrepresent the status of the parties' relationship hereunder. Neither party has any authority to enter into any contracts on the other's behalf nor to pledge, bind or obligate the other in any manner or for any purpose to any third party.

          (2) Each party shall pay all costs and expenses in conducting its own business and in undertaking any of the activities contemplated under or related to this Agreement,

          (3) No individual whose compensation for services are paid by SEQUIAM is in any way, directly, indirectly, expressly, or by implication, employed by the NRA. Nor shall any of them be deemed to be employed by the NRA for the purpose of any federal, state, or local law, regulation or ordinance whatsoever, including, but not limited to any tax or withholding of contribution levied by the Social Security Act or any state law with respect to employment, unemployment, disability or compensation for employment. SEQUIAM accepts exclusive liability for any payroll taxes, income taxes, withholdings, or contributions imposed by the federal Social Security Act or any state law with respect to SEQUIAM or any individual whose services are paid for by SEQUIAM.

This Agreement is for the sole and exclusive benefit of SEQUIAM and the NRA and their respective successors and permitted assigns. Nothing in this Agreement shall be construed to grant to any other person any right, remedy, or claim under or in respect of this Agreement.

     (j)  Unenforceability of Provisions. If any provision of this Agreement is
          -------------------------------
     held invalid or otherwise unenforceable, enforceable provisions shall be deemed modified the minimum amount necessary to cause such provisions to be enforceable. The enforceability of the remaining provisions shall not be impaired thereby,

     (k)  Survival, The obligations of Sections [4, 5, 7 and 10] shall survive
          ---------
     the termination of this Agreement, provided that Section [4 and 7] shall survive to the extent set forth in such Sections.

     IN WITNESS WHEREOF, parties have caused this Agreement to be executed by their duly authorized officers as of the date entered above.

National Rifle Association of
America
By:     /s/  Wilson H. Phillips Jr.
        --------------------------------

Name:   Wilson H. Phillips Jr.
        --------------------------------

Title:  Treasurer & CFO
        --------------------------------


SEQUIAM CORPORATION

By:     /s/ Nicholas VandenBrekel
        --------------------------------

Name:   Nicholas VandenBrekel

Title:  CEO

                         SCHEDULE A ROYALTY ARRANGEMENT

SEQUIAM's BookItRover travel engine receives a variable floating percentage industry commission, based on gross travel dollars spent on other than airfares, Normally these percentages vary between 4,2% to 8.8%

During the Initial Term of this Agreement, SEQUIAM will pay Royalties to the NRA in the following percentages based on gross travel commissions received on other than airfare (collectively, "Royalties"):

1.   On monthly travel volumes up to 20,000 bookings    30%

2.   On monthly travel volumes up to 50,000 bookings    40%

3.   On monthly travel volumes above 100,000 bookings   50%

In addition, Sequiam will pay the following Royalties for all air travel booked through the Site:

1.   On monthly travel volumes up to 20,000 bookings    $0,75 per booking

2.   On monthly travel volumes up to 50,000 bookings    $1.10 per booking

3.   On monthly travel volumes above 100,000 bookings   $1.50 per booking

In addition, Sequiam will pay the 33% of each fee charged and received from the Customer for use of the Site.

The Royalty terms for any renewal period shall be agreed upon by the parties 60 days prior to any renewal, but in no circumstance will they be less than those stated above,

During the Initial Term of this Agreement, minimum Royalties ("Minimum Royalties") to be paid by SEQUIAM to the NRA under this Agreement will be $140,000 per Program Year, All royalties paid will be first credited against this guaranteed Minimum Royalties pursuant to section 5.


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